The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION       October 2, 2009

Pricing Supplement dated October _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================


[RBC LOGO]                                   $
                             Reverse Convertible Notes, each
              Linked to the Common Stock of a Single Reference Stock Issuer


================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty-one (31) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 October 15, 2009

Issuance Date:                October 20, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

                              The coupon will be paid on the 20th day of each
                              month, unless that day is not a business day, in
 Coupon Payment Date (s):     which case the coupon will be paid on the
                              following day that is a business day. The final coupon will be paid on the Maturity Date.


Three Month Notes:

             Valuation Date:  January 15, 2010

              Maturity Date:  January 21, 2010


Six Month Notes:

             Valuation Date:  April 15, 2010

              Maturity Date:  April 20, 2010

Reference Stock:

   No.    Principal                                                     Coupon     Strike
   ---    ---------                                                     ------     ------
            Amount             Reference Stock               Ticker      Rate       Price     Barrier Price   Term         CUSIP
            ------             ---------------               ------      ----       -----     -------------   ----         -----
  1605       $                    Alcoa Inc.                   AA       16.50%       $[ ]         75.00%     3 month     78008HKC3

  1606       $                 Arch Coal, Inc.                 ACI      18.25%       $[ ]         75.00%     3 month     78008HKD1

  1607       $                  Alcatel-Lucent                 ALU      20.50%       $[ ]         65.00%     3 month     78008HKE9

  1608       $           Allegheny Technologies, Inc.          ATI      19.00%       $[ ]         75.00%     3 month     78008HKF6

  1609       $            ATP Oil & Gas Corporation           ATPG      36.00%       $[ ]         70.00%     3 month     78008HKG4

  1610       $                 Yamana Gold Inc.                AUY      13.75%       $[ ]         75.00%     3 month     78008HKH2

  1611       $           Bank of America Corporation           BAC      14.25%       $[ ]         75.00%     3 month     78008HKJ8

  1612       $            Peabody Energy Corporation           BTU      13.50%       $[ ]         75.00%     3 month     78008HKK5

  1613       $                  Citigroup Inc.                  C       24.25%       $[ ]         70.00%     3 month     78008HKL3

  1614       $            Continental Airlines Inc.            CAL      22.25%       $[ ]         65.00%     3 month     78008HKM1

  1615       $          Chesapeake Energy Corporation          CHK      12.00%       $[ ]         75.00%     3 month     78008HKN9

  1616       $                  DryShips Inc.                 DRYS      35.00%       $[ ]         70.00%     3 month     78008HKP4

  1617       $               Elan Corporation plc              ELN      18.75%       $[ ]         75.00%     3 month     78008HKQ2

  1618       $                Ford Motor Company                F       16.00%       $[ ]         70.00%     3 month     78008HKR0

  1619       $             Frontier Oil Corporation            FTO      15.00%       $[ ]         75.00%     3 month     78008HKS8

  1620       $       Green Mountain Coffee Roasters, Inc.     GMCR      16.25%       $[ ]         75.00%     3 month     78008HKT6

  1621       $     Hartford Financial Services Group, Inc.     HIG      31.00%       $[ ]         75.00%     3 month     78008HKU3

  1622       $           Lincoln National Corporation          LNC      19.00%       $[ ]         70.00%     3 month     78008HKV1

  1623       $              Las Vegas Sands Corp.              LVS      28.25%       $[ ]         65.00%     3 month     78008HKW9

  1624       $                The Mosaic Company               MOS      11.50%       $[ ]         75.00%     3 month     78008HKX7

  1625       $                    Palm, Inc.                  PALM      20.25%       $[ ]         65.00%     3 month     78008HKY5

  1626       $         United States Steel Corporation          X       16.75%       $[ ]         75.00%     3 month     78008HKZ2

  1627       $                   Aflac, Inc.                   AFL      12.50%       $[ ]         75.00%     6 month     78008HLA6

  1628       $             American Express Company            AXP      10.25%       $[ ]         70.00%     6 month     78008HLB4

  1629       $                 Caterpillar Inc.                CAT      12.75%       $[ ]         75.00%     6 month     78008HLC2

  1630       $       Freeport-McMoRan Copper & Gold, Inc.      FCX      15.25%       $[ ]         75.00%     6 month     78008HLD0

  1631       $             General Electric Company            GE       10.25%       $[ ]         75.00%     6 month     78008HLE8

  1632       $                  Goldcorp, Inc.                 GG       13.00%       $[ ]         75.00%     6 month     78008HLF5

  1633       $            Patterson-UTI Energy Inc.           PTEN      14.75%       $[ ]         75.00%     6 month     78008HLG3

  1634       $            Research In Motion Limited          RIMM      11.00%       $[ ]         70.00%     6 month     78008HLH1

  1635       $              Wells Fargo & Company              WFC      12.50%       $[ ]         75.00%     6 month     78008HLJ7

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------



                         RBC Capital Markets Corporation
                                 October _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                       If the closing       If the closing
                    market price of the   market price of the
                      Reference Stock       Reference Stock
                    does not fall below     falls below the
                    the Barrier Price on   Barrier Price on
                     any day during the   any day during the      Physical
                     Monitoring Period:   Monitoring Period:      Delivery
                        Payment at            Payment at         Amount as
                        Maturity as           Maturity as        Number of
   Hypothetical        Percentage of         Percentage of     Shares of the
   Final Share           Principal             Principal         Reference        Cash Delivery
      Price               Amount                Amount             Stock              Amount
 ----------------------------------------------------------------------------------------------
      $200               100.00%               100.00%              n/a                n/a
----------------------------------------------------------------------------------------------
      $175               100.00%               100.00%              n/a                n/a
----------------------------------------------------------------------------------------------
      $150               100.00%               100.00%              n/a                n/a
----------------------------------------------------------------------------------------------
      $125               100.00%               100.00%              n/a                n/a
----------------------------------------------------------------------------------------------
      $100               100.00%               100.00%              n/a                n/a
----------------------------------------------------------------------------------------------
                                           Physical or Cash
       $90               100.00%           Delivery Amount          10                $900
----------------------------------------------------------------------------------------------
                                           Physical or Cash
       $80               100.00%           Delivery Amount          10                $800
----------------------------------------------------------------------------------------------
                                           Physical or Cash
       $70               100.00%           Delivery Amount          10                $700
----------------------------------------------------------------------------------------------
                                           Physical or Cash
       $60               100.00%           Delivery Amount          10                $600
----------------------------------------------------------------------------------------------
                                           Physical or Cash
    $59.50                 n/a             Delivery Amount          10                $595
----------------------------------------------------------------------------------------------
                                           Physical or Cash
    $50.00                 n/a             Delivery Amount          10                $500
----------------------------------------------------------------------------------------------
                                           Physical or Cash
    $25.00                 n/a             Delivery Amount          10                $250
----------------------------------------------------------------------------------------------
                                           Physical or Cash
     $0.00                 n/a             Delivery Amount          10               $0.00
----------------------------------------------------------------------------------------------

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The Payment at Maturity and the Valuation Date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HKC3 (AA): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKD1 (ACI): [ ]% of each stated interest payment (18.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKE9 (ALU): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKF6 (ATI): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKG4 (ATPG): [ ]% of each stated interest payment (36.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (36.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKH2 (AUY): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKJ8 (BAC): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKK5 (BTU): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKL3 (C): [ ]% of each stated interest payment (24.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKM1 (CAL): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKN9 (CHK): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKP4 (DRYS): [ ]% of each stated interest payment (35.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (35.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKQ2 (ELN): [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKR0 (F): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKS8 (FTO): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKT6 (GMCR): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKU3 (HIG): [ ]% of each stated interest payment (31.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (31.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKV1 (LNC): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKW9 (LVS): [ ]% of each stated interest payment (28.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (28.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKX7 (MOS): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKY5 (PALM): [ ]% of each stated interest payment (20.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HKZ2 (X): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLA6 (AFL): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLB4 (AXP): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLC2 (CAT): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLD0 (FCX): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLE8 (GE): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLF5 (GG): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLG3 (PTEN): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLH1 (RIMM): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HLJ7 (WFC): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Alcatel-Lucent offers products that enable service providers, enterprises, and governments worldwide to deliver voice, data, and video communication services to end-users. The company operates in four segments: Carrier Product Group, Enterprise Product Group, Services Group, and Applications Software Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o ATP Oil & Gas Corporation engages in the acquisition, development, and production of oil and natural gas properties in the Gulf of Mexico, the United Kingdom, and Dutch Sectors of the North Sea. As of December 31, 2008, the company had leasehold and other interests in 77 offshore blocks, 41 platforms, and 129 wells, including 22 subsea wells in the Gulf of Mexico; and interests in 10 blocks and 3 company-operated subsea wells in the North Sea. It had estimated net proved reserves of 713.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

     o Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31880

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o DryShips, Inc. engages in the ownership and operation of drybulk carriers that operate worldwide. The company's fleet carries various drybulk commodities, including coal, iron ore, grains, bauxite, phosphate, fertilizers, and steel products. As of August 10, 2009, it owned a fleet of 41 drybulk carriers comprising 7 Capesize, 29 Panamax, 2 Supramax, and 3 newbuilding drybulk vessels with a combined deadweight tonnage of approximately 3.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

     o Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States. It operates in two segments, Biopharmaceuticals and Elan Drug Technologies (EDT). The Biopharmaceuticals segment engages in the research, development, and commercial activities primarily in Alzheimer's disease, Parkinson's disease, multiple sclerosis, Crohn's disease, severe chronic pain, and infectious diseases.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o Green Mountain Coffee Roasters, Inc. operates in specialty coffee industry in the United States and internationally. The company sells approximately 100 whole bean and ground coffee selections, hot cocoa, teas, and coffees. It also offers Arabica coffees and coffee selections, including single-origins, estates, certified organics, Fair Trade Certified, proprietary blends, and flavored coffees under the `Green Mountain Coffee Roasters' and `Newman's Own Organics' brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12340

     o The Hartford Financial Services Group, Inc., through its subsidiaries, provides insurance and financial services in the United States and internationally. It engages in life, and property and casualty insurance businesses. The life insurance business comprises six segments: Retail Products Group (Retail), Retirement Plans, International and Institutional Solutions Group (Institutional), Individual Life, Group Benefits, and International.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

     o Lincoln National Corporation, through its subsidiaries, engages in multiple insurance and investment management businesses primarily in the United States. It sells a range of wealth protection, accumulation, and retirement income products and solutions. These products include institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance (UL), variable universal life insurance (VUL), term life insurance, mutual funds, and managed accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06028

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Patterson-UTI Energy, Inc., together with its subsidiaries, provides onshore contract drilling services to independent oil and natural gas operators in North America. It provides pressure pumping services consisting of well stimulation and cementing for completion of new wells and remedial work on existing wells to oil and natural gas operators primarily in the Appalachian Basin.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22664

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first, second, and third quarters of 2009, as well as for October 1, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/30/2009                12.38                      7.03                     10.33
   7/1/2009           9/30/2009                14.84                      8.96                     13.12
  10/1/2009           10/1/2009                13.62                     12.9                      12.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.15                     34.295                    37.97
   4/1/2006           6/30/2006                56.445                    37.1001                   42.37
   7/1/2006           9/29/2006                44.13                     25.88                     28.91
  9/30/2006          12/29/2006                37.03                     25.85                     30.03

   1/1/2007           3/30/2007                33.79                     27.18                     30.69
  3/31/2007           6/29/2007                42.59                     30.33                     34.8
  6/30/2007           9/28/2007                37                        27.76                     33.74
  9/29/2007          12/31/2007                45.22                     32.99                     44.93

   1/1/2008           3/31/2008                56.15                     32.98                     43.5
   4/1/2008           6/30/2008                77.4                      41.25                     75.03
   7/1/2008           9/30/2008                75.41                     27.9                      32.89
  10/1/2008          12/31/2008                32.58                     10.43                     16.29

   1/1/2009           3/31/2009                20.6291                   11.77                     13.37
   4/1/2009           6/30/2009                19.94                     12.52                     15.37
   7/1/2009           9/30/2009                24.22                     13.01                     22.13
  10/1/2009           10/1/2009                22.08                     20.91                     20.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/30/2009                37.73                     17.25                     31.09
   7/1/2009           9/30/2009                44.07                     28.17                     42.74
  10/1/2009           10/1/2009                42.75                     40.55                     40.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Alcatel-Lucent (ALU)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                16.12                     12.68                     15.4
   4/1/2006           6/30/2006                16.51                     11.56                     12.61
   7/1/2006           9/29/2006                12.91                     10.63                     12.18
  9/30/2006          12/29/2006                14.49                     11.64                     14.22

   1/1/2007           3/30/2007                15.43                     11.41                     11.82
  3/31/2007           6/29/2007                14.09                     11.71                     14
  6/30/2007           9/28/2007                14.57                      8.53                     10.18
  9/29/2007          12/31/2007                10.47                      7.15                      7.32

   1/1/2008           3/31/2008                 7.4                       5.08                      5.76
   4/1/2008           6/30/2008                 7.67                      5.73                      6.04
   7/1/2008           9/30/2008                 6.54                      3.57                      3.84
  10/1/2008          12/31/2008                 4.05                      1.74                      2.15

   1/1/2009           3/31/2009                 2.38                      1.09                      1.86
   4/1/2009           6/30/2009                 2.93                      1.82                      2.48
   7/1/2009           9/30/2009                 4.645                     2.01                      4.49
  10/1/2009           10/1/2009                 4.4                       4.17                      4.2


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Allegheny Technologies (ATI)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.25                     35.4701                   61.18
   4/1/2006           6/30/2006                87.5                      54.78                     69.24
   7/1/2006           9/29/2006                70.38                     55                        62.19
  9/30/2006          12/29/2006                98.72                     59.82                     90.68

   1/1/2007           3/30/2007               110                        85.1                     106.69
  3/31/2007           6/29/2007               119.7                      99.17                    104.88
  6/30/2007           9/28/2007               116.25                     80                       109.95
  9/29/2007          12/31/2007               115.55                     82.59                     86.4

   1/1/2008           3/31/2008                87.32                     59                        71.36
   4/1/2008           6/30/2008                85.49                     58.4                      59.28
   7/1/2008           9/30/2008                58.85                     26.6                      29.55
  10/1/2008          12/31/2008                29.74                     15                        25.53

   1/1/2009           3/31/2009                31.83                     16.92                     21.93
   4/1/2009           6/30/2009                44.09                     21.22                     34.93
   7/1/2009           9/30/2009                36.95                     25.8                      34.99
  10/1/2009           10/1/2009                34.93                     33.2                      33.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            ATP Oil & Gas Corp (ATPG)
                                (Feb-01 - Feb-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.05                     36.05                     43.91
   4/1/2006           6/30/2006                49.7                      35.04                     41.93
   7/1/2006           9/29/2006                43.3                      35.35                     36.94
  9/30/2006          12/29/2006                47.29                     34.16                     39.57

   1/1/2007           3/30/2007                43.65                     35.15                     37.6
  3/31/2007           6/29/2007                49                        37.46                     48.64
  6/30/2007           9/28/2007                49.39                     38.44                     47.03
  9/29/2007          12/31/2007                57.58                     43.19                     50.54

   1/1/2008           3/31/2008                52.25                     28.88                     32.72
   4/1/2008           6/30/2008                47.35                     26.54                     39.47
   7/1/2008           9/30/2008                41.5                      16.16                     17.81
  10/1/2008          12/31/2008                18.72                      3.89                      5.85

   1/1/2009           3/31/2009                 7.92                      2.75                      5.13
   4/1/2009           6/30/2009                10.2                       4.81                      6.96
   7/1/2009           9/30/2009                22.9899                    5.22                     17.89
  10/1/2009           10/1/2009                17.9147                   16.47                     16.503


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Yamana Gold Inc (AUY)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 9.75                      6.6                       9.26
   4/1/2006           6/30/2006                12.42                      7.79                      9.86
   7/1/2006           9/29/2006                11.38                      8.75                      9.25
  9/30/2006          12/29/2006                13.81                      7.82                     13.18

   1/1/2007           3/30/2007                15.44                     11.32                     14.36
  3/31/2007           6/29/2007                15.25                     11.02                     11.12
  6/30/2007           9/28/2007                13.04                      8.4                      11.78
  9/29/2007          12/31/2007                15.88                     11.04                     12.94

   1/1/2008           3/31/2008                19.93                     13.17                     14.62
   4/1/2008           6/30/2008                16.99                     12.24                     16.54
   7/1/2008           9/30/2008                17                         7.27                      8.33
  10/1/2008          12/31/2008                 8.8                       3.31                      7.72

   1/1/2009           3/31/2009                 9.75                      5.8                       9.25
   4/1/2009           6/30/2009                12                         7.36                      8.84
   7/1/2009           9/30/2009                11.49                      8.22                     10.71
  10/1/2009           10/1/2009                10.8                      10.05                     10.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/30/2009                28.45                     13.08                     23.24
   7/1/2009           9/30/2009                36.5                      22                        33.9
  10/1/2009           10/1/2009                33.89                     32.42                     32.46


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           6/30/2009                15.07                      6.44                     13.2
   7/1/2009           9/30/2009                18.25                     11.27                     16.92
  10/1/2009           10/1/2009                17.16                     16.18                     16.21


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006                71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006                56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006                45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007                41.756                    33.8916                   37.674
  3/31/2007           6/29/2007                52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007                47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007                62.55                     44.4898                   61.64

   1/1/2008           3/31/2008                63.97                     42.05                     51
   4/1/2008           6/30/2008                88.69                     49.38                     88.05
   7/1/2008           9/30/2008                88.39                     39.06                     45
  10/1/2008          12/31/2008                43.99                     16                        22.75

   1/1/2009           3/31/2009                30.95                     20.17                     25.04
   4/1/2009           6/30/2009                37.44                     23.56                     30.16
   7/1/2009           9/30/2009                41.54                     27.19                     37.22
  10/1/2009           10/1/2009                37.47                     35.68                     35.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.58                     44.81                     47.23
   4/1/2006           6/30/2006                50.72                     47.15                     48.25
   7/1/2006           9/29/2006                50.35                     46.22                     49.67
  9/30/2006          12/29/2006                57                        48.83                     55.7

   1/1/2007           3/30/2007                56.28                     48.05                     51.34
  3/31/2007           6/29/2007                55.55                     50.41                     51.29
  6/30/2007           9/28/2007                52.97                     44.66                     46.67
  9/29/2007          12/31/2007                48.95                     28.8                      29.44

   1/1/2008           3/31/2008                29.89                     17.99                     21.42
   4/1/2008           6/30/2008                27.35                     16.58                     16.76
   7/1/2008           9/30/2008                22.53                     12.85                     20.51
  10/1/2008          12/31/2008                23.5                       3.05                      6.71

   1/1/2009           3/31/2009                 7.585                     0.97                      2.53
   4/1/2009           6/30/2009                 4.48                      2.43                      2.97
   7/1/2009           9/30/2009                 5.43                      2.55                      4.84
  10/1/2009           10/1/2009                 4.75                      4.52                      4.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                28.9                      16.74                     26.9
   4/1/2006           6/30/2006                31.03                     22.51                     29.8
   7/1/2006           9/29/2006                32.04                     22.03                     28.31
  9/30/2006          12/29/2006                46.29                     28.56                     41.25

   1/1/2007           3/30/2007                52.4                      35.22                     36.39
  3/31/2007           6/29/2007                44.1                      32                        33.87
  6/30/2007           9/28/2007                38.79                     26.21                     33.03
  9/29/2007          12/31/2007                37.79                     21.59                     22.25

   1/1/2008           3/31/2008                31.25                     17.19                     19.23
   4/1/2008           6/30/2008                23.42                      9.7                      10.11
   7/1/2008           9/30/2008                21.4                       5.91                     16.68
  10/1/2008          12/31/2008                20.89                      9.49                     18.06

   1/1/2009           3/31/2009                21.83                      6.37                      8.81
   4/1/2009           6/30/2009                15.758                     7.86                      8.86
   7/1/2009           9/30/2009                17.55                      8.76                     16.44
  10/1/2009           10/1/2009                16.25                     15.07                     15.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           6/30/2009                40.96                     27.44                     33.04
   7/1/2009           9/30/2009                54.71                     30.01                     51.33
  10/1/2009           10/1/2009                51.09                     49.3                      49.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/30/2009                24.66                     16.43                     19.83
   7/1/2009           9/30/2009                29.49                     16.92                     28.4
  10/1/2009           10/1/2009                28.4                      26.43                     26.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               DryShips Inc (DRYS)
                                (Feb-05 - Feb-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                13.84                      9.9                      10.58
   4/1/2006           6/30/2006                11.25                      8.5                      10.79
   7/1/2006           9/29/2006                14.89                     10.28                     13.4
  9/30/2006          12/29/2006                18.06                     12.63                     18.01

   1/1/2007           3/30/2007                23.67                     16.85                     22.53
  3/31/2007           6/29/2007                44.75                     22.66                     43.38
  6/30/2007           9/28/2007                93.37                     43.51                     90.8401
  9/29/2007          12/31/2007               131.34                     69.616                    77.4

   1/1/2008           3/31/2008                88.49                     48.21                     59.91
   4/1/2008           6/30/2008               116.43                     58.64                     80.18
   7/1/2008           9/30/2008                81.49                     30.52                     35.49
  10/1/2008          12/31/2008                38.87                      3.04                     10.66

   1/1/2009           3/31/2009                17.35                      2.72                      5.09
   4/1/2009           6/30/2009                11.48                      4.35                      5.78
   7/1/2009           9/30/2009                 7.99                      4.9                       6.63
  10/1/2009           10/1/2009                 6.88                      6.2                       6.2299


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Elan Corp PLC (ELN)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                16.83                     11.88                     14.44
   4/1/2006           6/30/2006                19.42                     14.06                     16.7
   7/1/2006           9/29/2006                16.85                     13.14                     15.6
  9/30/2006          12/29/2006                16.15                     13.8                      14.75

   1/1/2007           3/30/2007                15.1                      11.7                      13.29
  3/31/2007           6/29/2007                22.4                      13.31                     21.93
  6/30/2007           9/28/2007                23.11                     16.37                     21.04
  9/29/2007          12/31/2007                24.9                      20.9                      21.98

   1/1/2008           3/31/2008                26.88                     17.82                     20.86
   4/1/2008           6/30/2008                36                        20.53                     35.55
   7/1/2008           9/30/2008                37.45                      9.55                     10.67
  10/1/2008          12/31/2008                11.53                      4.99                      6

   1/1/2009           3/31/2009                 9.13                      4.85                      6.64
   4/1/2009           6/30/2009                 8.58                      5.41                      6.37
   7/1/2009           9/30/2009                 8.59                      6.44                      7.11
  10/1/2009           10/1/2009                 7.12                      6.82                      6.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/30/2009                 6.54                      2.4                       6.07
   7/1/2009           9/30/2009                 8.86                      5.24                      7.21
  10/1/2009           10/1/2009                 7.25                      6.97                      6.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/30/2009                61.55                     36.6                      50.11
   7/1/2009           9/30/2009                73.43                     43.19                     68.61
  10/1/2009           10/1/2009                68.57                     65.11                     65.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           6/30/2009                18.4                      12.09                     13.11
   7/1/2009           9/30/2009                15.15                     12                        13.92
  10/1/2009           10/1/2009                14.17                     13.46                     13.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           6/30/2009                14.55                      9.8                      11.72
   7/1/2009           9/30/2009                17.52                     10.5                      16.42
  10/1/2009           10/1/2009                16.39                     15.95                     15.97


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.44                     22.28                     29.25
   4/1/2006           6/30/2006                41.66                     24.07                     30.22
   7/1/2006           9/29/2006                31.59                     21.63                     23.6
  9/30/2006          12/29/2006                31.47                     20.35                     28.44

   1/1/2007           3/30/2007                29.49                     23.01                     24.02
  3/31/2007           6/29/2007                26.93                     22.36                     23.69
  6/30/2007           9/28/2007                30.99                     21                        30.56
  9/29/2007          12/31/2007                38.11                     29.25                     33.93

   1/1/2008           3/31/2008                46.3                      31.86                     38.75
   4/1/2008           6/30/2008                47.75                     33.83                     46.17
   7/1/2008           9/30/2008                52.65                     24.72                     31.63
  10/1/2008          12/31/2008                33.85                     13.84                     31.53

   1/1/2009           3/31/2009                35.47                     23.02                     33.32
   4/1/2009           6/30/2009                40.82                     26.71                     34.75
   7/1/2009           9/30/2009                43.39                     31.84                     40.37
  10/1/2009           10/1/2009                40.54                     38.33                     38.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Green Mountain Coffee Roasters (GMCR)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 9.2689                    8.4444                    8.8267
   4/1/2006           6/30/2006                10.0267                    7.8533                    8.9267
   7/1/2006           9/29/2006                 9.1667                    7.7778                    8.1778
  9/30/2006          12/29/2006                11.9111                    8.0044                   10.94

   1/1/2007           3/30/2007                14.5787                   10.9267                   14.0111
  3/31/2007           6/29/2007                18.16                     13.4778                   17.4978
  6/30/2007           9/28/2007                28.64                     17.3667                   22.1267
  9/29/2007          12/31/2007                28                        19.72                     27.1333

   1/1/2008           3/31/2008                28                        16.6667                   21.1
   4/1/2008           6/30/2008                29.8333                   19.3933                   25.0467
   7/1/2008           9/30/2008                28                        20.9667                   26.2267
  10/1/2008          12/31/2008                27.3333                   15.34                     25.8

   1/1/2009           3/31/2009                33.66                     21.3533                   32
   4/1/2009           6/30/2009                63.685                    30.5733                   59.12
   7/1/2009           9/30/2009                75.89                     53.18                     73.84
  10/1/2009           10/1/2009                74.86                     70.53                     70.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Hartford Financial Services Group (HIG)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                89.49                     79.24                     80.55
   4/1/2006           6/30/2006                94.03                     80.14                     84.6
   7/1/2006           9/29/2006                88.51                     79.55                     86.75
  9/30/2006          12/29/2006                93.75                     83.78                     93.31

   1/1/2007           3/30/2007                97.95                     90.3                      95.58
  3/31/2007           6/29/2007               106.23                     94.8733                   98.51
  6/30/2007           9/28/2007               100.56                     83                        92.55
  9/29/2007          12/31/2007                99.21                     86.35                     87.19

   1/1/2008           3/31/2008                87.88                     63.98                     75.77
   4/1/2008           6/30/2008                79.88                     64.4                      64.57
   7/1/2008           9/30/2008                72.29                     31.26                     40.99
  10/1/2008          12/31/2008                40.01                      4.16                     16.42

   1/1/2009           3/31/2009                19.91                      3.33                      7.85
   4/1/2009           6/30/2009                18.87                      7.16                     11.87
   7/1/2009           9/30/2009                29                        10                        26.5
  10/1/2009           10/1/2009                26.86                     24.84                     24.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Lincoln National Corp (LNC)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                57.97                     52                        54.59
   4/1/2006           6/30/2006                60.52                     54.3                      56.44
   7/1/2006           9/29/2006                63.47                     53.94                     62.08
  9/30/2006          12/29/2006                66.72                     61.74                     66.4

   1/1/2007           3/30/2007                71.18                     64.29                     67.79
  3/31/2007           6/29/2007                74.72                     66.9                      70.95
  6/30/2007           9/28/2007                72.28                     54.4                      65.97
  9/29/2007          12/31/2007                70.66                     55.842                    58.22

   1/1/2008           3/31/2008                58.11                     45.5                      52
   4/1/2008           6/30/2008                56.8                      45.18                     45.32
   7/1/2008           9/30/2008                59.99                     39.83                     42.81
  10/1/2008          12/31/2008                45.5                       4.76                     18.84

   1/1/2009           3/31/2009                25.59                      4.9                       6.69
   4/1/2009           6/30/2009                19.99                      5.52                     17.21
   7/1/2009           9/30/2009                27.82                     14.34                     25.91
  10/1/2009           10/1/2009                25.72                     24.17                     24.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                58.03                     38.44                     56.66
   4/1/2006           6/30/2006                78.9                      54.68                     77.86
   7/1/2006           9/29/2006                77.86                     57.6801                   68.35
  9/30/2006          12/29/2006                97.25                     66.06                     89.48

   1/1/2007           3/30/2007               109.45                     81                        86.61
  3/31/2007           6/29/2007                91.93                     71.24                     76.39
  6/30/2007           9/28/2007               142.75                     75.56                    133.42
  9/29/2007          12/31/2007               148.76                    102.5                     103.05

   1/1/2008           3/31/2008               105.38                     70                        73.64
   4/1/2008           6/30/2008                83.13                     45.3                      47.44
   7/1/2008           9/30/2008                59.17                     30.56                     36.11
  10/1/2008          12/31/2008                37                         2.89                      5.93

   1/1/2009           3/31/2009                 9.15                      1.38                      3.01
   4/1/2009           6/30/2009                11.84                      3.08                      7.86
   7/1/2009           9/30/2009                20.73                      6.32                     16.84
  10/1/2009           10/1/2009                16.65                     15.4                      15.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                17.14                     13.78                     14.35
   4/1/2006           6/30/2006                17.28                     13.31                     15.65
   7/1/2006           9/29/2006                17.13                     14.03                     16.9
  9/30/2006          12/29/2006                23.54                     16.2                      21.36

   1/1/2007           3/30/2007                28.84                     19.49                     26.66
  3/31/2007           6/29/2007                41                        26.44                     39.02
  6/30/2007           9/28/2007                54.83                     32.5                      53.52
  9/29/2007          12/31/2007                97.6                      48.72                     94.34

   1/1/2008           3/31/2008               119.78                     71                       102.6
   4/1/2008           6/30/2008               163.25                     95                       144.7
   7/1/2008           9/30/2008               146.92                     62.21                     68.02
  10/1/2008          12/31/2008                71.5                      21.94                     34.6

   1/1/2009           3/31/2009                49.78                     31.17                     41.98
   4/1/2009           6/30/2009                59.34                     37.08                     44.3
   7/1/2009           9/30/2009                55.73                     39.39                     48.07
  10/1/2009           10/1/2009                48.24                     46.26                     46.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.32                     16                        23.16
   4/1/2006           6/30/2006                24.91                     15.98                     16.1
   7/1/2006           9/29/2006                16.55                     13.88                     14.56
  9/30/2006          12/29/2006                16.84                     13.41                     14.09

   1/1/2007           3/30/2007                19.5                      13.54                     18.13
  3/31/2007           6/29/2007                18.58                     15.45                     16.0199
  6/30/2007           9/28/2007                17.25                     13.52                     16.27
  9/29/2007          12/31/2007                19.23                      5.24                      6.34

   1/1/2008           3/31/2008                 7.06                      4.21                      5
   4/1/2008           6/30/2008                 7.36                      4.96                      5.39
   7/1/2008           9/30/2008                 8.94                      5                         5.97
  10/1/2008          12/31/2008                 6.5                       1.14                      3.07

   1/1/2009           3/31/2009                 9.51                      3.0201                    8.59
   4/1/2009           6/30/2009                16.74                      8.4                      16.58
   7/1/2009           9/30/2009                18.09                     12.36                     17.46
  10/1/2009           10/1/2009                17.39                     16.5                      16.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Patterson-UTI Energy Inc (PTEN)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                38.49                     25.61                     31.96
   4/1/2006           6/30/2006                35.65                     25.24                     28.31
   7/1/2006           9/29/2006                29.11                     21.84                     23.76
  9/30/2006          12/29/2006                28.21                     20.81                     23.23

   1/1/2007           3/30/2007                24.89                     21.13                     22.44
  3/31/2007           6/29/2007                27.66                     22.17                     26.21
  6/30/2007           9/28/2007                26.48                     20.79                     22.57
  9/29/2007          12/31/2007                23.22                     18.44                     19.52

   1/1/2008           3/31/2008                26.38                     17.4                      26.18
   4/1/2008           6/30/2008                36.4                      25.71                     36.13
   7/1/2008           9/30/2008                37.45                     17.85                     20.02
  10/1/2008          12/31/2008                19.64                      8.64                     11.51

   1/1/2009           3/31/2009                13.5                       7.49                      8.96
   4/1/2009           6/30/2009                15.95                      8.56                     12.86
   7/1/2009           9/30/2009                15.9801                   11.38                     15.1
  10/1/2009           10/1/2009                15.5                      14.61                     14.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Research In Motion (RIMM)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006                29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006                34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006                47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007                49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007                66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007               100.98                     61.54                     98.55
  9/29/2007          12/31/2007               137.01                     95.02                    113.4

   1/1/2008           3/31/2008               118.35                     80.2                     112.23
   4/1/2008           6/30/2008               148.13                    111.9                     116.9
   7/1/2008           9/30/2008               135                        60.03                     68.3
  10/1/2008          12/31/2008                68.23                     35.09                     40.58

   1/1/2009           3/31/2009                60.47                     35.05                     43.11
   4/1/2009           6/30/2009                86                        42.76                     71.09
   7/1/2009           9/30/2009                88.08                     63.36                     67.6299
  10/1/2009           10/1/2009                68.78                     66.85                     67.1601


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           9/30/2009                29.56                     22.08                     28.18
  10/1/2009           10/1/2009                28.06                     26.53                     26.6


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Oct-99 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
 Start Date             Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
 ----------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009           9/30/2009                51.65                     29.35                     44.37
  10/1/2009           10/1/2009                44.33                     42.15                     42.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about October 20, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  October_, 2009